Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference on Form S-3 of our reports dated February 27, 2023 relating to the financial statements of ICU Medical, Inc. and the effectiveness of ICU Medical Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of ICU Medical, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 3, 2023